Exhibit 99.1

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS THIRD QUARTER 2008

FINANCIAL RESULTS

Strong unit revenue growth drives $93 million net income, excluding impact of out-of-
period fuel hedges

$3.4 billion in unrestricted liquidity at quarter end

Northwest/Delta merger approved by shareholders and closing of the transaction anticipated during the 4th quarter

Continued strong operational performance

EAGAN, Minn. - (October 22, 2008) – Northwest Airlines Corporation (NYSE: NWA) today reported a third quarter 2008 net loss of $317 million, or $1.20 per share.  The reported results include a $410 million non-cash charge associated with marking-to-market out-of-period fuel hedges as required by Statement of Financial Accounting Standard (SFAS) 133, Accounting for Derivative Instruments and Hedging Activities.  Excluding this charge, Northwest reported an adjusted net income of $93 million for the quarter, or $0.35 per share.  These results compare to the third quarter of 2007 when Northwest reported an adjusted net income of $232 million, excluding charges related to SFAS 133.

Excluding taxes and out-of-period charges related to SFAS 133, Northwest paid $3.79 per gallon for jet fuel in the third quarter compared to $2.11 a gallon in the third quarter of 2007, an increase of 79.8 percent.  Northwest’s total fuel costs excluding SFAS 133 charges increased by $688 million versus the prior year.  While still at historically high levels, the price of fuel has fallen significantly.  Since reaching its peak in July, as of October 20th, the price of crude oil has declined over $70 per barrel to $74 per barrel.  For every $1 per barrel reduction in the price of oil, Northwest’s fuel costs are lowered by approximately $40 million annually.

Third quarter passenger unit revenue (PRASM) performance was very strong with domestic mainline PRASM up 10.7 percent and system consolidated PRASM up 8.1 percent.  In commenting on third quarter results, Doug Steenland, Northwest’s president and chief executive officer said, “Our third quarter pre-tax margin of 2.5%, excluding the impact of out-of-period fuel hedges, was among the highest in the industry.  The fact that Northwest is able to report an adjusted quarterly net profit in a very challenging fuel environment is a testament to our strong unit revenue growth, capacity discipline and continuing focus on cost control.”  Steenland continued, “In September alone, our domestic consolidated unit revenue growth was 20.4 percent versus September 2007.”

Strong Operational Performance

Northwest continues to run a very reliable airline. Based on Department of Transportation reporting, Northwest was the industry leader among network carriers for the month of August in on-time performance, fewest mishandled bags, fewest customer complaints and highest completion factor.  When measured on a year-to-date basis through August, Northwest ranked first in departure within zero performance, fewest mishandled bags and fewest customer complaints.  Northwest also ranked second in completion factor and third in on-time performance.

Steenland noted, “Northwest continues to maintain its historical position of operational leadership in the industry.  For the first nine months of the year, Northwest achieved 19 one hundred percent completion factor days system-wide and 29 one hundred percent completion factor days in North America.  This outstanding performance has continued into October.  Through October 20th, we have had eight perfect system and nine perfect North America completion factor days.”  Steenland added, “Northwest’s stellar operational performance is the direct result of the hard work and dedication of my co-workers and for that, I say thank you.”

Third Quarter Financial Overview

Operating Revenues

Northwest’s operating revenues for the third quarter rose to $3.8 billion, up 12.4 percent from last year.  Consolidated passenger revenue increased by 11.3 percent versus the third quarter of 2007 to $3.3 billion on 2.9 percent more available seat miles (ASMs).  Consolidated passenger revenue per available seat mile increased by 8.1 percent.

Mainline passenger revenue increased by 6.0 percent versus the third quarter 2007 to $2.7 billion on 1.3 percent fewer mainline ASMs, resulting in a 7.4 percent improvement in PRASM and a 0.4 percentage point decrease in load factor.  Domestic mainline PRASM was particularly strong during the quarter increasing by 10.7% versus 2007.  The strong growth is the result of recent capacity reductions and fare actions in the industry.

	Third Quarter 2008 vs. Third Quarter 2007 - Incr/(Decr)
	Domestic	Pacific	Atlantic	Mainline	Consolidated
Passenger Revenue	(0.3%)	9.1%	24.5%	6.0%	11.3%

Passenger Unit Revenue	10.7%	7.1%	1.6%	7.4%	8.1%

Yield	9.1%	11.0%	3.2%	7.9%	9.1%

Capacity	(9.9%)	1.9%	22.4%	(1.3%)	2.9%

Load Factor	1.2 pts	(3.1) pts	(1.3) pts	(0.4) pts	(0.8) pts

Commenting on the airline’s revenue performance, Tim Griffin, Northwest’s executive vice president of marketing and distribution said, “We are pleased with our strong third quarter consolidated PRASM growth of 8.1 percent.”  Griffin added, “Consistent with previous guidance, we expect to see continued unit revenue strength in the fourth quarter with double digit domestic consolidated PRASM growth.”

Regarding the effect the current economic environment will have on industry demand, analysts have recently noted that during even the most severe historical economic downturns, industry system-wide operating revenues have declined by no more than 1.2 percent on a year-over-year basis.  If the current economic landscape were to yield a similar case scenario, the resulting decrease in revenues for an airline the size of Northwest would be approximately $150 million annually.  Offsetting that potential decline, the projected reduction in crude oil prices, based on forward prices as of October 20th, from the full year 2008 average of $104 per barrel to the 2009 full year average of $78 per barrel would result in over $1 billion of reduced annual fuel costs.

Operating Expenses

Third quarter operating expenses of $4.0 billion, were up $1.1 billion, or 37.5 percent year-over-year as a result of the $1.1 billion increase in year-over-year fuel expense.  The fuel increase is driven by $688 million in higher third quarter fuel costs plus the $410 million charge related to SFAS 133.  Excluding fuel costs and the impact of the SFAS 133 charge, operating expenses decreased by $15 million year-over-year.  For the quarter, Northwest’s mainline unit costs per available seat mile (CASM), excluding fuel, decreased 1.1 percent year-over-year despite a 1.3 percent reduction in mainline capacity.

Under SFAS 133, the Company’s current fuel hedge portfolio does not meet the requirements for hedge accounting, which can create significant volatility in the Company’s financial statements. For contracts settling in future periods, these derivative contracts generally result in recording unrealized gains during periods of rising fuel costs; conversely, during periods of decreasing fuel prices, these contracts generally result in recording unrealized losses. As a result, a portion of the $410 million in charges for the third quarter 2008 reversed mark-to-market gains recognized in prior periods.

In discussing Northwest’s unit costs, Dave Davis, Northwest’s executive vice president and chief financial officer said, “Northwest was able to remove costs from the system as capacity was reduced.  As a result, we were able to lower CASM even as we were getting smaller.”

Northwest had hedged approximately 72 percent of its fuel exposure for the quarter.  As of October 20th, Northwest has hedged approximately 79 percent of its fourth quarter requirements and 58 percent of its first quarter 2009 fuel requirements using a combination of collars and swap agreements on crude oil, heating oil and jet fuel.

Strong Cash Position

Northwest ended the quarter with $3.4 billion in unrestricted liquidity (including $261 million in a funded tax trust that was established in 2002).  In addition, Northwest ended the quarter with $185 million in restricted cash.  During the quarter, Northwest enhanced its liquidity position by completing a $183 million financing of unencumbered aircraft and engines and successfully amended its existing bank credit facility by making various changes to the agreement that will allow it to remain in place after the merger with Delta is closed.

In addressing Northwest’s liquidity, Davis said, “The airline’s $3.4 billion in unrestricted liquidity was approximately 25 percent of trailing 12 months revenue, which is among the best in the industry.”  Davis added, “Northwest continues to maintain an industry leading liquidity position through strong financial and operating performance and liquidity enhancing initiatives.”

Northwest and Delta Progress On Merger; Merger Anticipated to Close in 4th Quarter 2008

On September 25th, Northwest shareholders voted in favor of the proposed merger agreement with Delta Air Lines with more than 98 percent of the shares voted supporting the transaction.  Upon completion of the merger, the two carriers now expect to realize annual synergies of approximately $2 billion by 2012 with one-time integration costs of approximately $600 million over three years.  The combined carrier will have a stronger balance sheet and best-in-class liquidity, which will put the airline in a position of financial stability.

In discussing the merger, Steenland said, “We anticipate regulatory approval from the Department of Justice soon.  We are already well down the path of integration planning to create the world’s premier global airline, one that will offer our customers the benefit of an end-to-end network and membership in the world’s largest frequent flyer program. For our customers, employees and the communities we serve, the new Delta will be the airline of choice and create a formidable, more durable competitor in the marketplace.”

FORWARD-LOOKING STATEMENTS

Statements in this report that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the ability of Northwest to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of Northwest to attract, motivate and/or retain key executives and associates, the future level of air travel demand, Northwest’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U.S. and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and Northwest, difficulties in integrating the operations of Northwest and Delta following the merger, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments (including conditions imposed by U.S. or foreign governments to obtain regulatory approval for the merger), foreign currency exchange rate fluctuations and inflation.  Other factors include the possibility that the merger may not close, including due to the failure to receive required regulatory approvals, or the failure of other closing conditions.  Northwest cautions that the foregoing list of factors is not exclusive.  Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in Northwest’s Securities and Exchange Commission filings, including Northwest’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended (the “2007 Form 10-K”), and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Northwest Airlines is one of the world’s largest airlines with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 1,000 cities in excess of 160 countries on six continents.

###

For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s web site at www.nwa.com.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions except per share amounts)

	Successor (a)
	Three Months	Three Months
	Ended	Ended	%
	September 30,	September 30,	Incr
	2008	2007	(Decr)
OPERATING REVENUES
Passenger	$2,732	$2,577	6.	0
Regional carrier revenues	557	379	47.	0
Cargo	201	212	(5.	2)
Other	308	210	46.	7
Total operating revenues	3,798	3,378	12.	4

OPERATING EXPENSES
Aircraft fuel and taxes (b)	1,912	882	116.	8
Salaries, wages and benefits	651	660	(1.	4)
Aircraft maintenance materials and repairs	181	210	(13.	8)
Selling and marketing	201	185	8.	6
Other rentals and landing fees	150	142	5.	6
Depreciation and amortization	122	122	0.	0
Aircraft rentals	93	93	0.	0
Regional carrier expenses	257	181	42.	0
Other	447	444	0.	7
Total operating expenses	4,014	2,919	37.	5

OPERATING INCOME (LOSS)	(216)	459
Operating margin	(5.7% )	13.6%

OTHER INCOME (EXPENSE)
Interest expense, net	(113)	(107)
Investment income	17	52
Foreign currency gain (loss)	(4)	(2)
Other unusual items	-	-
Other	2	3
Total other income (expense)	(98)	(54)

INCOME (LOSS) BEFORE INCOME TAXES	(314)	405

Income tax expense (benefit) (c)	3	161

NET INCOME (LOSS)	$(317)	$244

Earnings (Loss) per common share: (d)
Basic	$(1.20)	$0.93
Diluted	$(1.20)	$0.93

Average shares used in computation:
Basic	265	262
Diluted	265	262

See accompanying consolidated notes.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions except per share amounts)

	Successor (a)		Predecessor	Combined
	Nine Months	Period From	Period From	Nine Months
	Ended	June 1 to	January 1 to	Ended	%
	September 30,	September 30,	May 31,	September 30,	Incr
	2008	2007	2007	2007	(Decr)
OPERATING REVENUES
Passenger	$7,529	$3,438	$3,768	$7,206	4.	5
Regional carrier revenues	1,479	514	521	1,035	42.	9
Cargo	611	281	318	599	2.	0
Other	882	275	317	592	49.	0
Total operating revenues	10,501	4,508	4,924	9,432	11.	3

OPERATING EXPENSES
Aircraft fuel and taxes (b)	4,233	1,152	1,289	2,441	73.	4
Salaries, wages and benefits	2,006	865	1,027	1,892	6.	0
Aircraft maintenance materials and repairs	599	274	303	577	3.	8
Selling and marketing	591	250	315	565	4.	6
Other rentals and landing fees	441	188	235	423	4.	3
Depreciation and amortization	373	161	206	367	1.	6
Aircraft rentals	280	124	160	284	(1.	4)
Regional carrier expenses	669	241	342	583	14.	8
Other unusual items (e)	4,483	-	-	-	n/m
Other	1,395	599	684	1,283	8.	7
Total operating expenses	15,070	3,854	4,561	8,415	79.	1

OPERATING INCOME (LOSS)	(4,569)	654	363	1,017
Operating margin	(43.5% )	14.5%	7.4%	10.8%

OTHER INCOME (EXPENSE)
Interest expense, net	(335)	(147)	(219)	(366)
Investment income	78	69	56	125
Foreign currency gain (loss)	(4)	(1)	-	(1)
Other unusual items (e)	(213)	-	-	-
Other	(1)	5	(2)	3
Total other income (expense)	(475)	(74)	(165)	(239)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(5,044)	580	198	778

Reorganization items, net (f)	-	-	1,551	1,551

INCOME (LOSS) BEFORE INCOME TAXES	(5,044)	580	1,749	2,329

Income tax expense (benefit) (c) (e)	(211)	230	(2)	228

NET INCOME (LOSS)	$(4,833)	$350	$1,751	$2,101

Earnings (Loss) per common share: (d)
Basic	$(18.35)	$1.33	$20.03
Diluted	$(18.35)	$1.33	$14.28

Average shares used in computation:
Basic	263	262	87
Diluted	263	262	113

See accompanying consolidated notes.

NORTHWEST AIRLINES CORPORATION

CONSOLIDATED NOTES

(Unaudited)

(a)

Northwest Airlines Corporation (“NWA Corp.” or the “Company”) is a holding company whose operating subsidiary is Northwest Airlines, Inc. (“Northwest”). In September 2005, NWA Corp. and Northwest, along with certain direct and indirect subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Southern District of New York. On May 31, 2007, the Company emerged from Chapter 11.

In connection with its emergence from Chapter 11, the Company adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”). References to “Successor” refer to NWA Corp. on or after June 1, 2007, after giving effect to the application of fresh-start reporting. References to “Predecessor” refer to NWA Corp. prior to June 1, 2007. Thus, the consolidated financial statements prior to June 1, 2007 reflect results based upon the historical cost basis of the Company while the post-emergence consolidated financial statements reflect the new basis of accounting incorporating the fair value adjustments made in recording the effects of fresh-start reporting. Therefore, the post-emergence periods are not comparable to the pre-emergence periods. However, for discussions on the results of operations, the Company has compared the Successor Company’s results for the nine months ended September 30, 2008 to the Predecessor Company’s results for five months ended May 31, 2007 and the Successor Company’s results for four months ended September 30, 2007.

In addition to the fair value adjustments required for fresh-start reporting, the Company changed its policies pertaining to the accounting for frequent flyer obligations and breakage of passenger tickets. Additionally, on April 24, 2007, Mesaba Aviation, Inc. was acquired by the Company and became a wholly-owned consolidated subsidiary.

(b)

During the three and nine months ended September 30, 2008, the Company recorded $410 million in mark-to-market losses and $173 million in mark-to-market losses, respectively, related to fuel derivative contracts that will settle in future periods. During the three and nine months ended September 30, 2007, the Company recorded $12 million in mark-to-market gains and $34 million in mark-to-market gains, respectively, related to fuel derivative contracts that settled in subsequent periods during 2007.

(c)

Generally, the Company would not record a tax benefit related to a quarterly net loss unless it had a high degree of confidence that it would record a full-year profit. A tax benefit of $214 million was recorded during the second quarter of 2008 to decrease the deferred tax liability associated with the impairment of an indefinite-lived intangible asset.

(d)

Successor EPS. For the three and nine months ended September 30, 2008, approximately 12 million restricted stock units and stock options to purchase shares of the Successor Company’s common stock were outstanding but excluded from the computation of diluted earnings per share because the Company reported a net loss for these periods.

For the three months ended September 30, 2007 and the period from June 1 to September 30, 2007, approximately 15 million restricted stock units and stock options to purchase shares of the Successor Company’s common stock were outstanding but excluded from the computation of diluted earnings per share because the effect of including the shares would have been anti-dilutive.

Predecessor EPS. Predecessor basic earnings per share was computed based on the Predecessor’s weighted average shares outstanding. Dilutive earnings per share included securities related to the Company’s Series C Preferred Stock and convertible debt.

For the period from January 1 to May 31, 2007, stock options to purchase approximately 7 million shares of common stock were outstanding but excluded from the computation of diluted earnings per share because the effect of including the shares would have been anti-dilutive.

(e)

During the first quarter of 2008, the Company recorded a non-cash goodwill impairment charge of $3.9 billion to reduce the book value of Northwest’s equity to its implied fair value as of the merger announcement date. This goodwill impairment charge was a preliminary estimate. During the second quarter, the Company completed Step 2 of its goodwill impairment test by measuring the fair value of its assets and liabilities in order to compute the implied fair value of its goodwill as described in SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). As a result of this analysis, the Company recorded a net non-cash charge of $547 million. Included in this net non-cash charge are $0.6 million in impairment charges related to spare engines.

(f)

In connection with its bankruptcy proceedings and adoption of fresh-start reporting, the Company recorded largely non-cash reorganization income (expense) and, in accordance with GAAP, these items are separately classified in the Condensed Consolidated Statements of Operations.

NORTHWEST AIRLINES CORPORATION

REPORTED NET INCOME (LOSS) AND EARNINGS (LOSS) PER COMMON SHARE EXCLUDING
FUEL DERIVATIVE CONTRACTS TO BE SETTLED IN FUTURE PERIODS
(Unaudited, in millions except per share amounts)

	Successor	Successor
	Three Months Ended	Three Months Ended
	September 30, 2008	September 30, 2007
Net income (loss)	$(317)	$244

Excluding:
Mark-to-market on fuel derivative contracts to be settled in future periods	(410)	12
Adjusted net income (loss)	$93	$232

Adjusted basic and diluted earnings (loss) per common share	$0.35	$0.88

REPORTED PRE-TAX MARGIN EXCLUDING FUEL DERIVATIVE CONTRACTS TO BE SETTLED IN FUTURE PERIODS
(Unaudited, in millions)

	Successor	Successor
	Three Months Ended	Three Months Ended
	September 30, 2008	September 30, 2007
Operating revenues	$3,798	$3,378

Operating expenses	4,014	2,919

Operating income	(216)	459

Other income (expense)	(98)	(54)
Income (loss) before income taxes	(314)	405
Excluding:
Mark-to-market on fuel derivative contracts to be settled in future periods	(410)	12
Adjusted income (loss) before income taxes	$96	$393

Adjusted pre-tax margin	2.5%	11.6%

NORTHWEST AIRLINES CORPORATION

PASSENGER AND REGIONAL CARRIER REVENUES AND STATISTICAL RESULTS
(Unaudited)

	Three Months Ended				Percent		Nine Months Ended				Percent
	September 30,				Change		September 30,				Change
	2008		2007				2008		2007
Scheduled Service - Consolidated: (1)
Available seat miles (ASM) (millions)	24,587		23,889		2.9		72,464		70,438		2.9
Revenue passenger miles (RPM) (millions)	21,037		20,644		1.9		61,104		59,453		2.8
Passenger load factor	85.6%		86.4%		(0.8	) pts.	84.3%		84.4%		(0.1	) pts.
Revenue passengers (millions)	17.1		17.3		(1.2)		50.5		50.3		0.4
Passenger revenue per RPM (yield)	15.63	¢	14.32	¢	9.1		14.74	¢	13.86	¢	6.3
Passenger revenue per ASM (RASM)	13.38	¢	12.38	¢	8.1		12.43	¢	11.70	¢	6.2
Fuel gallons consumed - Consolidated (millions) (1)	430		443		(2.9)		1,286		1,295		(0.7)

Scheduled Service - Mainline: (2)
Available seat miles (ASM) (millions)	21,745		22,030		(1.3)		64,803		65,178		(0.6)
Revenue passenger miles (RPM) (millions)	18,879		19,215		(1.7)		55,338		55,518		(0.3)
Passenger load factor	86.8%		87.2%		(0.4	) pts.	85.4%		85.2%		0.2	pts.
Revenue passengers (millions)	12.7		13.9		(8.6)		38.2		40.9		(6.6)
Passenger revenue per RPM (yield)	14.47	¢	13.41	¢	7.9		13.61	¢	12.98	¢	4.9
Passenger revenue per ASM (RASM)	12.56	¢	11.70	¢	7.4		11.62	¢	11.06	¢	5.1
Fuel gallons consumed - Mainline (millions) (2)	367		398		(7.8)		1,110		1,167		(4.9)

PASSENGER AND REGIONAL CARRIER REVENUES
(Unaudited)

	Domestic		Pacific		Atlantic		Mainline		Consolidated
As reported:
Third Quarter 2008
Passenger revenues (in millions)	$1,526		$683		$523		$2,732		$3,289

Increase (Decrease) from 2007:
Passenger revenues	(0.3	) %	9.1%		24.5%		6.0%		11.3%

Scheduled service ASMs (capacity)	(9.9	) %	1.9%		22.4%		(1.3	) %	2.9%
Scheduled service RPMs (traffic)	(8.6	) %	(1.7	) %	20.5%		(1.7	) %	1.9%
Passenger load factor	1.2	pts.	(3.1	) pts.	(1.3	) pts.	(0.4	) pts.	(0.8	) pts.
Yield	9.1%		11.0%		3.2%		7.9%		9.1%
Passenger RASM	10.7%		7.1%		1.6%		7.4%		8.1%

(1)	Consolidated statistics include Northwest Airlink regional carriers.
(2)	Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”).

NORTHWEST AIRLINES CORPORATION

MAINLINE OPERATING STATISTICAL RESULTS (1)
(Unaudited)

	Three Months Ended				Percent	Nine Months Ended				Percent
	September 30,				Change	September 30,				Change
	2008		2007			2008		2007

Total operating ASM (millions)	21,880		22,059		(0.8)	65,207		65,248		(0.1)

Passenger service operating expense per total ASM (2) (3)	14.76	¢	10.76	¢	37.2	13.02	¢	10.52	¢	23.8
Mainline fuel expense per total ASM	7.55	¢	3.47	¢	117.6	5.59	¢	3.29	¢	69.9

Mainline fuel expense per total ASM, excluding mark-to-market adjustments related to fuel derivative contracts that settle in future periods	6.05	¢	3.52	¢	71.9	5.38	¢	3.34	¢	61.1

Cargo ton miles (CTM) (millions)	402		529		(24.0)	1,320		1,491		(11.5)
Cargo revenue per ton mile	50.06	¢	40.00	¢	25.2	46.33	¢	40.16	¢	15.4

Fuel gallons consumed (millions)	367		398		(7.8)	1,110		1,167		(4.9)
Average fuel cost per gallon, excluding fuel taxes	474.80	¢	208.17	¢	128.1	346.92	¢	197.35	¢	75.8

Average fuel cost per gallon, excluding fuel taxes and mark-to-market adjustments related to fuel derivative contracts that settle in future periods	379.15	¢	210.89	¢	79.8	333.68	¢	200.06	¢	66.8

Number of operating aircraft at end of period						319		364		(12.4)
Full-time equivalent employees at end of period						28,135		29,579		(4.9)

(1)	Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the DOT.
(2)

This financial measure excludes non-passenger service expenses. The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(3)	Passenger service operating expense excludes the following items unrelated to passenger service operations, net of eliminations where applicable:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2008	2007	2008	2007
Goodwill and other impairment Step 2 adjustments	$-	$-	$4,483	$-
Regional carrier expenses	578	320	1,437	899
Freighter operations	175	173	498	460
MLT Inc.	29	40	113	145
Other	3	14	51	48

NORTHWEST AIRLINES CORPORATION

SELECTED BALANCE SHEET DATA
(Unaudited, in millions)

	Successor	Successor
	September 30,	December 31,
	2008	2007
Cash and cash equivalents	$2,809	$2,939
Unrestricted short-term investments	286	95
Restricted cash, cash equivalents and short-term investments:
Funded tax trust	$261	$321
Other restricted	185	404
	446	725
Total assets	20,691	24,517
Total debt and capital leases, including current maturities	7,721	7,088
Total liabilities	17,971	17,140
Total common stockholders’ equity (deficit)	2,720	7,377

FOURTH QUARTER 2008 AND 2008 FULL YEAR GUIDANCE

	4Q 2008 Forecast	2008 Forecast
	(year-over-year change)	(year-over-year change)
Scheduled service ASMs (capacity)
Domestic (1)	(18%) - (19%)	(9%) - (10%)
International	2% - 3%	6% - 7%
Mainline (1)	(8.5%) - (9.5%)	(2.5%) - (3.5%)
Regional	50% - 55%	45% - 50%
Consolidated (2)	(3%) - (4%)	0.5% - 1.5%

Passenger service operating expense per total ASM excluding fuel (1)	4% - 5%	3% - 4%

	4Q 2008 Forecast	2008 Forecast
Average fuel cost per gallon, excluding fuel taxes (1) (3)	$2.99	$3.32
Fuel gallons consumed (millions)	333	1,443

(1)	Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the DOT.
(2)	Consolidated statistics include Northwest Airlink regional carriers.
(3)	Average fuel cost per gallon, based on the forward fuel curve as of October 20, 2008 excluding fuel taxes and mark-to-market adjustments related to fuel derivative contracts.